Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

NET/36, INC.

FIRST:  The name of the corporation (hereinafter called the “Corporation”) is NET/36, Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock that the Corporation shall have authority to issue is 1,000, and the par value of each of such shares is $0.01 per share. All such shares are of one class and are shares of Common Stock.

FIFTH:  The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address
E. Jean Kim	c/o PanAmSat Corporation One Pickwick Plaza Greenwich, CT 06830

SIXTH:  The Corporation is to have perpetual existence.

SEVENTH:  The Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation except that any bylaw adopted by the stockholders may be amended or repealed only by the stockholders if such bylaw specifically so provides.

EIGHTH:  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages resulting from a breach of his or her fiduciary duty as a director, except as may otherwise be required by the Delaware General Corporation Law as the same may be amended from time to time.  Neither the amendment, modification or repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall adversely affect any right or protection of any director that exists at the time of such change.

NINTH: The Corporation reserves the fight to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument this 13th day of April, 2000.

/s/ E. Jean Kim
E. Jean Kim
Sole Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

Net/36, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808

And the present registered office of the corporation is in the County of New Castle.

The Board of Directors of Net/36, Inc. adopted the following resolution on the 28th day of February, 2003:

Resolved, that the registered office of Net/36, Inc. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and The Corporation Trust Company, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

In Witness Whereof, Net/36, Inc. has caused this statement to be signed by E. Jean Kim its Assistant Secretary, this 28th day of March, 2003

/s/ E. Jean Kim

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NET/36, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

NET/36, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST:  The Board of Directors and the sole stockholder of NET/36, Inc., by unanimous written consent, in accordance with the provisions of Section 141(f) and Section 228 of the General Corporation Law of Delaware, adopted a resolution finding it advisable to amend the Certificate of Incorporation. The Resolution setting forth said amendment is as follows:

RESOLVED, that the Board of Directors of NET/36, Inc., and its sole stockholder find it desirable to amend the Certificate of Incorporation of NET/36, Inc., to change the name of NET/36, Inc., to Access PAS, Inc.

ARTICLE ONE of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

NAME

“FIRST:  The name of the Corporation is AccessPAS, Inc. (hereinafter, the “Corporation”)”

SECOND: The above amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, NET/36, Inc. has caused this Certificate to be signed by its duly authorized officer, this 3rd day of November, 2003.

NET/36, Inc.

/s/ James W. Cuminale
James W. Cuminale
Executive Vice President & Secretary